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                                                                    EXHIBIT 23.1


EXHIBIT 23.1 - CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 2-85501) of Irvine Sensors Corporation of our report dated January 10, 1997, which appears on page 17 of the September 29, 1996 Annual Report to Shareholders of Irvine Sensors Corporation, which is incorporated by reference in Irvine Sensors Corporation's Annual Report on Form 10-K for the year ended September 29, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 13 of this Form 10-K.



/s/ Price Waterhouse LLP

Costa Mesa, California
January 10, 1997